Fourth Quarter Earnings Call Supplemental Information March 5, 2025

Enhabit Home Health & Hospice 2 Disclaimers Forward looking statements This presentation contains historical information, as well as forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that involve known and unknown risks and relate to, among other things, future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, our future financial performance, our projected business results, or our projected capital expenditures. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, the reader can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Any forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, our ability to execute on our strategic plans; regulatory and other developments impacting the markets for our services; changes in reimbursement rates; general economic conditions; changes in the episodic versus non-episodic mix of our payers, the case mix of our patients, and payment methodologies; our ability to attract and retain key management personnel and healthcare professionals; potential disruptions or breaches of our or our vendors’, payers’, and other contract counterparties’ information systems; the outcome of litigation; quality performance and ratings; our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures; our ability to successfully integrate technology in our operations; and our ability to control costs, particularly labor and employee benefit costs. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation are described in reports filed with the SEC, including our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which are available on the Company’s website at http://investors.ehab.com. Note regarding presentation of non-GAAP financial measures This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Exchange Act, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Adjusted free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented at the end of this presentation. Our Form 8-K, filed with the SEC as of the date of this presentation, provides further explanation and disclosure regarding Enhabit’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Additionally, our Form 10-K for the three months and year ended December 31, 2024, provides further information regarding "unusual or nonrecurring items that are not typical of ongoing operations," a reconciliation item in our Adjusted EBITDA calculation. Note regarding presentation of same-store comparisons The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Contents Overview 4 2024 Year in Review 5 2025 Priorities 6 Quarterly Results at a Glance 7 Consolidated Results 8 Clinical Expertise and High-Quality Outcomes 9 Home Health Segment and KPI Performance 10-12 Payer Innovation 13-14 Hospice Segment and KPI Performance 15-17 Consolidated Adjusted EBITDA 18 Debt and Liquidity Metrics 19 Adjusted Free Cash Flow 20 2025 Guidance and Guidance Considerations 21 Adjusted Free Cash Flow Assumptions and Uses of Adjusted Free Cash Flow 22 Appendix, Including Company Overview, Operational Metrics & Reconciliations to GAAP 23-40

Enhabit Home Health & Hospice 4 Overview 110 hospice locations co-located with home health locations(1) Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of December 31, 2024 - due to scale, not all locations can be represented by locational markers 115 hospice Locations(1) 255 home health Locations(1) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in their homes For over 25 years, we've provided care with high-quality outcomes, becoming a trusted partner of health systems, payers and other risk-bearing entities We operate nationally across 34 states with 10,700+ employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success 6 de novo locations opened in 2024 (5 hospice, 1 home health)

Enhabit Home Health & Hospice 5 2024 Year in Review Home Health - Payer Innovation Home Health - Medicare Census Stabilization Hospice Focus on Profitability and Balance Sheet • Consistent Medicare fee for service admissions at 44% of total admissions over past three quarters • Medicare census stabilized in second half of 2024 • Steady census growth throughout 2024 with the use of the case management model – 11 sequential months of average daily census growth resulting in 8.6% growth in average daily census Q4 year over year • Full-service provider with national and regional contracts – 5.7% growth in non-Medicare rate per visit in 2024 • Success shifting non-Medicare visits into Payer Innovation contracts – 48% of non-Medicare visits in Payer Innovation contracts, up from 22% in Q4 2023 • Adjusted EBITDA improved 2.6% year over year • Home office G&A improved 110 basis points to 9.2% of revenue in Q4 on continued cost control initiatives • Reduced debt by $40 million, including $20 million in voluntary debt payments Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 6 2025 Priorities for Success • Home health census ◦ Payer mix • Hospice average daily census • Open de novo locations in strategic markets • Optimize de novo locations opened in 2023 and 2024 • Continue de- leveraging the balance sheet • G&A expense management • Home health cost per patient day • Home health revenue per day • Hospice cost per day • Value-based performance • Patient and family experience • Home health hospital readmission rates • Hospice visits in the last days of life • Engagement • Retention • Business development direct selling headcount • Leadership development

Enhabit Home Health & Hospice 7 Improved financial performance sequentially • Net loss of $46.0 million. • Consolidated Adjusted EBITDA remained relatively flat year over year at $25.1 million. • Reduced bank debt by $10 million in the quarter; bank debt down $40 million year over year. • Home office G&A expenses decreased approximately 12% due to cost control initiatives and incentive compensation expenses lower year over year. Reconciliations to GAAP provided in Appendix Quarterly Results at a Glance Non-Medicare admissions increased 10.7% • Total admissions growth of 1.8% year over year despite hurricane and contract negotiation impacts. • 48% of non-Medicare visits are now in Payer Innovation contracts at improved rates. • Cost per patient day increased approximately 1% year over year. • 30-day hospital readmission rate 20.0% better than national average. Average daily census increased 8.6% year over year • Average daily census increased sequentially every month since January 2024. • Admissions increased 6.5% year over year. • Adjusted EBITDA increased 13.7% year over year. • Cost per patient day increased 5.7% year over year. Home Health Hospice Consolidated

Consolidated Results

($ in millions, except per share data)	Q4				
	2024		2023		'24 vs. '23
Home Health net service revenue		$200.4		$209.5	(4.3)%
Hospice net service revenue		57.8		51.1	13.1 %
Total net service revenue		**$258.2**		**$260.6**	**(0.9)%**
	% of revenue		*% of revenue*		
Cost of service	*51.5 %*	$133.1	*51.2 %*	$133.5	(0.3)%
Gross margin	*48.5 %*	125.1	*48.8 %*	127.1	(1.6)%
General and administrative expenses	*38.7 %*	99.8	*38.9 %*	101.4	(1.6)%
Total operating expenses	*90.2%*	$232.9	*90.1%*	$234.9	(0.9)%
Net income attributable to noncontrolling interests		$0.2		$0.5	
Adjusted EBITDA		**$25.1**		**$25.2**	***(0.4)%***
Adjusted EBITDA margin		***9.7 %***		***9.7 %***	
Impairment of goodwill		**$53.8**		**$—**	***N/A***
Net loss attributable to Enhabit, Inc.		**$(46.0)**		**$(6.4)**	***(618.8)%***
Reported diluted EPS		**$(0.92)**		**$(0.13)**	***(618.8)%***
Adjusted diluted EPS (see calculations on slides 33 and 34)		**$0.04**		**$0.06**	***(33.3)%***
General and administrative expenses in the above table exclude:					
Gain on disposal of assets		$(0.2)		$—	
Stock-based compensation		$3.9		$1.7	
Unusual or nonrecurring items that are not typical of ongoing operations[(1)]		$1.1		$11.4	

(1) Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance; in the three months ended December 31, 2023, they include costs associated with nonroutine litigation, the strategic review process that concluded in May 2024, and restructuring activities.

Enhabit Home Health & Hospice

Reconciliations to GAAP provided in Appendix

8

Clinical Expertise and High-Quality Outcomes

Standardized Protocols

Disciplined Use of Technology

Motivated Clinicians

Superior Performance

	Enhabit	National Average	% Better Than Average	
QoPC Star Rating[1]	3.1	3.0	3.3%	69% of our home health agencies are 3 Stars or higher; 18% are 4 Stars or higher[1]
HHCAHPS Star Rating[2]	4.1	3.9	5.1%	99% of our home health agencies are 3 Stars or higher; 82% are 4 Stars or higher[2]
30-Day Hospital Readmission Rate[3]	14.4%	18.0%	20.0%	Percent of patients readmitted to an acute care hospital within 30 days of start of care or resumption of care
Hospice Visits in Last Days of Life[4]	67.1%	47.4%	41.6%	Percent of patients who received in person visits from RN or medical social worker on at least two out of the final three days of the patient's life

(1) Quality of Patient Care (QoPC) Star Ratings as of January 31, 2025 for dates of service current year 2023; April 2023 through March 2024
(2) Home Health Care Consumer Assessment of Healthcare Providers (HHCAHPS) Patient Survey Star Ratings as of January 31, 2025 for dates of service July 1, 2023 - June 30, 2024
(3) Research Institute for Home Care 2024 Chartbook (data from Medicare Standard Analytics Files for CY 2023), Enhabit data is as of Q4 2024
(4) Medicare fee for service claims data from January 1, 2022 to December 31, 2023 (source Medicare Provider Data catalog - February 2025)

Enhabit Home Health & Hospice
9

Enhabit Home Health & Hospice 10 Home Health Q4 Revenue KPI Performance • Payer Innovation strategy has set the stage for both Medicare and other episodic ADC growth which typically have a unit revenue advantage per patient day • Q4 2024 Medicare ADC growth sequentially of 1%, with continued focus to stabilize and grow in 2025 • Revenue per patient day of approximately $55 relatively flat, with favorable payer mix shift partially offset by increase in lower patient acuity mix • Home health total revenue decreased approximately $1 million or (0.3%) sequentially, while decreasing approximately $9 million or (4.3%) year over year Q4 Home health sequential revenue drivers: • Volume: decrease in average daily census of (0.5%) sequentially, primarily on lower admission volumes • Unit Revenue: increase in revenue per patient day of 0.1% sequentially reflects favorable payer mix shift somewhat offset by lower patient acuity mix • Total ADC sequential decline primarily due to impact of hurricanes. Year over year decline due to hurricanes and national contract negotiations • Key national contract signed in December 2024, while replacement efforts limited growth in Q4 2024 the new contract sets the stage for growth into 2025 on ability to remain a "full-service" provider to referral sources • Replacement efforts limited growth, but improved mix of patients with 74% of admissions in traditional Medicare and Payer Innovation contracts

Enhabit Home Health & Hospice 11 Home Health Q4 Profitability KPI Performance • Gross margin of 47.4% flat sequentially and lower 40bps year over year Q4 Home health sequential Gross Margin drivers: • Unit Revenue: relatively flat sequentially with favorable patient mix offset by seasonal increase in LUPAs and lower acuity • Unit Cost: relatively flat sequentially on improved clinical staff productivity helping to offset Q4 2024 merit increase of 3% Reconciliations to GAAP provided in Appendix • Q4 Home health Adjusted EBITDA of $35.5 million decreased $1.0 million or approximately (3%) sequentially Sequential Adjusted EBITDA variance walk: • Volume decreased Adjusted EBITDA ($0.5) million on lower average daily census • Rate/Yield increased Adjusted EBITDA $0.2 million with Gross Margin as a % of Revenue flat on improved unit revenue somewhat offset by increased cost per patient day • Sales and Ops back-office G&A costs decreased Adjusted EBITDA ($0.7) million primarily on Q4 merit increase offset by improved support and sales efficiencies • Cost per patient day of approximately $29 flat sequentially and increased 1% year over year • Q4 2024 merit increase of 3% effective October 1 • Sequential impact of merit largely offset by clinical staff productivity improvements

Home Health Segment

($ in millions)	Q4 2024	Q4 2023	'24 vs. '23
Net service revenue:			
Medicare	$117.3	$130.9	(10.4)%
Non-Medicare	80.8	76.8	5.2 %
Private duty[1]	2.3	1.8	27.8 %
Home Health net service revenue	**200.4**	209.5	(4.3)%
Cost of service	105.5	109.4	(3.6)%
Gross margin	*47.4 %*	*47.8 %*	
General and administrative expenses	59.1	59.3	(0.3)%
Net income attributable to noncontrolling interests	0.3	0.5	(40.0)%
Adjusted EBITDA	**$35.5**	$40.3	(11.9)%
% Adj. EBITDA margin	*17.7 %*	*19.2 %*	
Operational metrics (actual amounts)			
Medicare:			
Admissions	**23,121**	25,090	(7.8)%
Recertifications	**16,300**	18,970	(14.1)%
Completed episodes	**39,104**	44,305	(11.7)%
Average daily census	**19,818**	22,416	(11.6)%
Visits	**560,002**	639,744	(12.5)%
Visits per episode	**14.3**	14.4	(0.7)%
Revenue per episode	**$3,000**	$2,955	1.5 %
Non-Medicare:			
Admissions	**29,810**	26,917	10.7 %
Recertifications	**13,541**	13,058	3.7 %
Average daily census	**19,968**	19,222	3.9 %
Visits	**533,618**	522,641	2.1 %
Total:			
Admissions	**52,931**	52,007	1.8 %
Same-store total admissions growth			*1.7 %*
Recertifications	**29,841**	32,028	(6.8)%
Same-store total recertifications growth			*(6.9)%*
Average daily census	**39,786**	41,638	(4.4)%
Visits	**1,093,620**	1,162,385	(5.9)%
Visits per episode	**13.9**	14.3	(2.8)%
Cost per visit	**$95**	$92	3.3 %
Revenue per patient day	**$54.7**	$54.7	0.1 %
Cost per patient day	**$28.8**	$28.6	0.9 %

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 12

Enhabit Home Health & Hospice 13 Payer Innovation Payer innovation strategy continues to foster Medicare Advantage growth. Driving steady increases in our non-Medicare revenue per visit 48% of non-Medicare visits are now in Payer Innovation contracts at improved rates. Visits from payer innovation contracts as a percentage of total non-Medicare visits: Non-Medicare revenue per visit: $136 $140 $148 FY 22 FY 23 FY 24 6% 10% 19% 22% 38% 43% 45% 48% Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Two national contracts: start dates of May 1, 2023 and January 1, 2024

Enhabit Home Health & Hospice 14 Payer Innovation (continued) • Improved clinical capacity • Increased favorable payer contracts • negotiated 76 new contracts since spin • Pipeline of 49 new contracting opportunities and an additional 31 historic agreements that are being re-negotiated • Utilizing technology to provide A Better Way to Care® and optimize clinical resources Percentage of Total Admissions 54% 53% 51% 48% 46% 44% 44% 44% 4% 8% 13% 14% 27% 27% 29% 30% 58% 61% 64% 62% 73% 71% 73% 74% Traditional Medicare Payer Innovation Contracts Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Episodic Non-Episodic 54 22

Enhabit Home Health & Hospice 15 Hospice Q4 Revenue KPI Performance • Revenue per patient day increased 6.9% sequentially and 4.2% year over year • CMS Medicare reimbursement rate increase effective October 2024 • Sequential revenue per patient day improvement partially driven by Company accruing $1.4 million in Medicare Cap billing limitations in prior quarter • Maturing case management model delivering growth sequentially 3.0% and to prior year, 8.6% • Admissions growth sequentially 0.4% and 6.5% to prior year same quarter • Average daily census growth every month since January 2024 • Hospice revenue increased $5.2 million or approximately 10% sequentially and $6.7 million or 13.1% year over year • Hospice revenue drivers sequentially: • Volume: increase in average daily census of 3.0% sequentially, on increased admissions of 0.4% versus prior quarter • Unit Revenue: increase in revenue per patient day of 6.9% sequentially primarily due to improved Medicare reimbursement rates and lower Medicare Cap liability accrual

Enhabit Home Health & Hospice 16 Hospice Q4 Profitability KPI Performance • Gross margin of 52.2% increasing 120bps sequentially and lower 80bps year over year • Q4 hospice sequential revenue drivers: • Unit Revenue: +6.9% sequentially with combination of CMS rate increase of 3.8% and favorable mix • Unit Cost: +4.0% sequentially primarily on Q4 merit increase of 3% and pharmacy/DME related unit cost increases • Hospice Adjusted EBITDA of $13.3 million increased $3.3 million or 33.0% sequentially • Sequential Adjusted EBITDA variance walk: • Volume increased Adjusted EBITDA $0.9 million on growth in ADC of 3% • Rate/Yield increased Adjusted EBITDA $2.6 million with $1.3 million related to lower Medicare Cap liability and $1.3 million related to unit revenue improvement outpacing unit cost increases • Sales and Ops back-office G&A costs decreased Adjusted EBITDA ($0.2) million primarily on Q4 merit increase offset by improved support and sales efficiencies • Cost per patient day of $80.4 increasing sequentially 4.0% and increased 5.7% year over year • Q4 2024 merit increase of 3% effective October 1 • Merit increase primary driver in sequential increase in Cost per Patient Day • Both merit and durable medical equipment (DME) provider transition are drivers to year over year increase Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 17 Hospice Segment ($ in millions) Q4 '24 vs. '232024 2023 Net service revenue $57.8 $51.1 13.1 % Cost of service 27.6 24.0 15.0 % Gross margin 52.2% 53.0 % General and administrative expenses 17.0 15.4 10.4 % Net income attributable to noncontrolling interests (0.1) — — % Adjusted EBITDA $13.3 $11.7 13.7% % Adj. EBITDA margin 23.0% 22.9 % Operational metrics (actual amounts) Total admissions 3,059 2,872 6.5 % Same-store total admissions growth 4.4 % Patient days 343,063 315,870 8.6 % Discharged average length of stay 110 102 7.8 % Average daily census 3,729 3,433 8.6 % Revenue per patient day $168.6 $161.8 4.2 % Cost per patient day $80.4 $76.1 5.7 % Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 18 Consolidated Adjusted EBITDA ($ in millions) Q4 2024 % of Consolidated Revenue Q4 2023 % of Consolidated Revenue Home Health Segment Adjusted EBITDA $35.5 $40.3 Hospice Segment Adjusted EBITDA 13.3 11.7 Home office general and administrative expenses (23.7) 9.2% (26.8) 10.3 % Consolidated Adjusted EBITDA $25.1 $25.2 Home office general and administrative expenses in the above table exclude: Gain on disposal of assets $(0.2) $— Stock-based compensation $3.9 $1.7 Unusual or nonrecurring items that are not typical of ongoing operations(1) $1.1 $11.4 (1) Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance; in the three months ended December 31, 2023, they include costs associated with nonroutine litigation, the strategic review process that concluded in May 2024, and restructuring activities. • Home office general and administrative expenses decreased approximately 12% due to cost control initiatives and incentive compensation expenses lower year over year. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 19 Debt & Liquidity Metrics ($ in millions) December 31, 2024 December 31, 2023 Advances under revolving credit facility, due 2027(1)(2) $160.0 $180.0 $400 million term loan facility, due 2027 (1)(3) 348.0 367.1 Finance lease obligations 7.4 5.5 Total debt $515.4 $552.6 Less: Cash and cash equivalents 28.4 27.4 Net debt $487.0 $525.2 Net debt to Adjusted EBITDA(4) 4.9 x 5.4 x Trailing twelve-month Adjusted EBITDA $100.1 $97.6 Available liquidity(4) $79.8 $60.8 (1) The Q4 2024 weighted average interest rate was 7.15% (SOFR + credit spread adjustment + 250 bps). (2) On October 31, 2024, the Company made an additional voluntary $5 million payment to reduce the revolving credit facility outstanding balance to $160.0 million. (3) In October 2022, Enhabit entered into an interest rate swap to fix the rate on $200 million of its term loan. The swap fixes the SOFR component of the interest rate at 4.3%. (4) Adjusted EBITDA under our credit agreement is calculated on a pro forma basis, therefore the calculation of the credit facility leverage ratio is lower than the ratio presented above. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 20 2022 YTD 2021 YTD Adjusted EBITDA ($ in thousands) $87,317 $105,012 Change in net working capital (6,561) (8,297) Cash interest payments (123) (145) Cash tax payments - - Maintenance capital expenditures 2616 3,129 Adjusted free cash flow $78,017 $93,441 ($ in millions) $— $— $—$— $— $— $— Adj. Free Cash Flow 2023 Adjusted EBITDA Change in Working Capital Maintenance Capital Expenditures Cash Interest Cash Tax Payments, Net of Refunds Adj. Free Cash Flow 2024 0 20 40 60 Reconciliations to GAAP provided in Appendix • Cash taxes in 2023 benefited from the refund of 2022 overpayments. The Company expects to be a cash taxpayer in 2025. • See Adjusted free cash flow assumptions and uses on slide 22. $58.8 $2.5 $2.1 ($0.4) ($2.1) ($7.4) $53.5 Adjusted Free Cash Flow

Enhabit Home Health & Hospice 21 2025 Guidance ($ in millions, except per share data) 2024 Actuals 2025 Guidance Net service revenue $1,034.8 $1,050 to $1,080 Adjusted EBITDA $100.1 $101 to $107 Adjusted EPS $0.21 $0.41 to $0.51 Guidance Considerations Tax rate: approximately 25% Diluted share count: approximately 51.6 million shares Home Health considerations Volume (ADC): increase of 4% to 5% Unit revenue (per patient day): decrease of 0.5% to flat Cost per day: increase of 2% to 3% Other: continued shift to more non-Medicare admissions Hospice considerations Volume (ADC): increase of 7% to 8.5% Unit revenue (per patient day): increase of 4% to 5% Cost per patient day: increase of 2% to 3% Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 22 Adjusted Free Cash Flow Assumptions ($ in millions) Certain cash flow items 2023 Full Year 2024 Full Year 2025 Assumptions Adjusted EBITDA $97.6 $100.1 $101 to $107 Cash interest expense(1) 40.6 42.7 $37 to $39 Cash income tax payments (refunds), net(2) (8.2) (0.8) $7 to $8 Working capital and other 3.0 0.9 $(2) to $0 Maintenance capital expenditures 3.4 3.8 $4 to $6 Adjusted free cash flow $58.8 $53.5 $47 to $58 Reconciliations to GAAP provided in Appendix (1) - Cash interest payments in 2025 are based on current interest rate forward curves. (2) - Enhabit expects to become a cash taxpayer in 2025. ($ in millions) Growth in Core Business 2023 Full Year 2024 Full Year 2025 Assumptions De novo locations $2.2 $1.2 $2.5 to $3.5 Acquisitions $2.8 $— TBD Debt repayments (borrowings), net $30.0 $40.0 TBD Adjusted Free Cash Flow Uses and Use Assumptions

Enhabit Home Health & Hospice 23 Appendix

Outlook: Attractive Industry Tailwinds

Demographic Trends and Our Ability to Deliver Cost-Effective, High-Quality Care Supports Long-Term Growth

Aging Population

Number of people age 65 or older, by age group (millions)



~5% expected growth in target population over the next three years[3]
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
We are here
2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 2024 2026 2028 2030 2032 2034 2036 2038 2040
65 to 74
75 to 84
85 to 94
95 or Older

Avg. age of our patients

Home health = 76 | **Hospice = 83**

75% of those age 50 and over want to stay in their residence as they age[4]

Cost Efficiency of Home Health Care

Post-Acute Service Sector	Annual Medicare Spending	Average Medicare Cost Per Day
Skilled Nursing Facilities (SNF)[1]	$27 billion	$556
Hospice[2]	$26 billion	$186
Home Health[3]	$16 billion	$63

10x lower cost than other care settings

Large and Growing Addressable Markets[5]

~$41bn

2028 Medicare skilled home health expenditures

~$32bn

2028 Medicare Hospice expenditures

(1) MedPAC Report to Congress as of March 2023.
(2) MedPAC Tab H Hospice December 2024
(3) MedPAC Tab G Home Health December 2024. (Calculated based on 30-day home health period.)
(4) AARP 2024 Survey.
(5) Centers for Medicare & Medicaid Services, Medicare Trustees' Report Nov 2021.

Enhabit Home Health & Hospice

24

Enhabit Home Health & Hospice 25 Enhabit Home Health Long-Term Outlook Q4 2024 Home health admission growth was impacted by hurricanes and contract negotiations with a national payer. We expect to continue growing at mid- to high-single digits over the next three years with our ability to better serve referral sources through improved clinical capacity and payer innovation contracts. Normalized Q4 Home health admissions continue to increase mid-single digits Home Health Admissions Growth vs Prior Year 1.2% 3.2% 1.6% 3.9% 5.3% 6.4% 5.6% 1.8% 2.7% 0.9% —% 1.7% 0.2% 3.2% 5.0% 6.2% 5.5% 1.7% 2.7% 0.9% Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Total admissions growth Same-store admissions growth Replacement impact Storm impact 5.4% 5.3%

Enhabit Home Health & Hospice 26 Enhabit Hospice Long-Term Outlook Expect hospice volumes to grow at mid- to high-single digits over the next three years after investing in the case management model and the build out of business development team Sequential monthly growth in census 2024 Hospice Monthly Census Trend 3,343 3,368 3,459 3,491 3,520 3,539 3,553 3,641 3,674 3,685 3,743 3,759 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24

Home Health Operational Metrics

(net service revenue $ in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Medicare	$146.0	$139.4	$141.0	$130.9	$557.4	$128.3	$121.7	$117.3	$117.3	$484.6
Non-Medicare	67.1	71.8	67.3	76.8	283.0	82.6	86.3	81.5	80.8	331.2
Private duty[1]	2.7	2.6	2.6	1.8	9.7	2.3	2.2	2.2	2.3	9.0
Home Health net service revenue	$215.8	$213.8	$210.9	$209.5	$850.1	$213.2	$210.2	$201.0	$200.4	$824.8
(actual amounts)										
Medicare:										
Admissions	29,285	26,845	25,585	25,090	106,805	25,944	24,015	23,422	23,121	96,502
Recertifications	19,938	19,884	19,321	18,970	78,113	17,652	16,639	16,101	16,300	66,692
Completed episodes	49,231	47,528	44,350	44,305	185,414	43,171	41,620	38,866	39,104	162,761
Average daily census	25,103	24,012	22,858	22,416	23,597	21,713	20,628	19,630	19,818	20,447
Visits	723,399	691,857	660,380	639,744	2,715,380	632,047	597,742	561,525	560,002	2,351,316
Visits per episode	14.7	14.6	14.9	14.4	14.6	14.6	14.4	14.4	14.3	14.4
Revenue per episode	$2,966	$2,933	$3,179	$2,955	$3,006	$2,972	$2,924	$3,018	$3,000	$2,977
Non-Medicare:										
Admissions	24,658	24,130	24,938	26,917	100,643	30,881	30,209	29,950	29,810	120,850
Recertifications	11,840	13,458	13,411	13,058	51,767	13,489	14,587	14,112	13,541	55,729
Average daily census	17,049	18,535	18,205	19,222	18,253	20,555	21,281	20,357	19,968	20,540
Visits	482,301	514,008	501,764	522,641	2,020,714	571,289	581,326	552,815	533,618	2,239,048
Total:										
Admissions	53,943	50,975	50,523	52,007	207,448	56,825	54,224	53,372	52,931	217,352
Recertifications	31,778	33,342	32,732	32,028	129,880	31,141	31,226	30,213	29,841	122,421
Average daily census	42,152	42,547	41,063	41,638	41,850	42,268	41,909	39,987	39,786	40,987
Visits	1,205,700	1,205,865	1,162,144	1,162,385	4,736,094	1,203,336	1,179,068	1,114,340	1,093,620	4,590,364
Visits per episode	14.8	14.6	14.9	14.3	14.6	14.9	14.0	14.1	13.9	14.2
Cost per visit	$88	$91	$93	$92	$91	$90	$89	$94	$95	$93
Revenue per patient day	$56.9	$55.2	$55.8	$54.7	$55.7	$55.4	$55.1	$54.7	$54.7	$55.0
Cost per patient day	$28.5	$28.8	$29.1	$28.6	$28.7	$28.6	$28.0	$28.8	$28.8	$28.6

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Enhabit Home Health & Hospice

27

Enhabit Home Health & Hospice 28 Hospice Operational Metrics (net service revenue $ in millions) Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 FY 2024 Hospice net service revenue $49.3 $48.5 $47.4 $51.1 $196.2 $49.2 $50.4 $52.6 $57.8 $210.0 (actual amounts) Total admissions 3,122 2,837 2,882 2,872 11,713 3,032 2,888 3,046 3,059 12,025 Patient days 317,027 311,465 311,719 315,870 1,256,081 308,542 320,026 333,247 343,063 1,304,878 Discharged average length of stay 114 108 107 102 108 104 108 100 110 105 Average daily census 3,523 3,423 3,388 3,433 3,441 3,391 3,517 3,622 3,729 3,565 Revenue per patient day $155.5 $155.6 $152.1 $161.8 $156.2 $159.6 $157.5 $157.7 $168.6 $160.9 Cost per patient day $77.1 $77.5 $77.0 $76.1 $76.9 $78.8 $77.9 $77.3 $80.4 $78.6

Enhabit Home Health & Hospice 29 Consolidated Results – YTD 2024 ($ in millions, except per share data) Year-To-Date '24 vs. '232024 2023 Home Health net service revenue $824.8 $850.1 (3.0) % Hospice net service revenue 210.0 196.2 7.0 % Total net service revenue $1,034.8 $1,046.3 (1.1) % % of Revenue % of Revenue Cost of service 51.3% 530.8 51.2% 535.6 (0.9) % Gross margin 48.7% 504.0 48.8% 510.7 (1.3) % General and administrative expenses 38.8% 401.7 39.4% 411.8 (2.5) % Total operating expenses 90.1% 932.5 90.5% 947.4 (1.6) % Other income — 0.2 Net income attributable to noncontrolling interests 2.2 1.5 Adjusted EBITDA $100.1 $97.6 2.6 % Adjusted EBITDA margin 9.7% 9.3 % Impairment of goodwill $161.7 $85.8 (88.5) % Net loss attributable to Enhabit, Inc. $(156.2) $(80.5) (94.0) % Reported diluted EPS $(3.11) $(1.61) (92.9) % Adjusted diluted EPS (see calculations on slides 35 and 36) $0.21 $0.22 (4.5) % General and administrative expenses in the above table exclude: Gain on disposal of assets $(0.7) $(0.3) Stock-based compensation $11.7 $8.9 Unusual or nonrecurring items that are not typical of ongoing operations(1) $13.2 $21.2 (1) Unusual or nonrecurring items in the year ended December 31, 2024 include costs associated with shareholder activism, the strategic review process that concluded in May 2024, nonroutine litigation, and severance, and; in the year ended December 31, 2023, they include costs associated with nonroutine litigation, restructuring activities, one-time standalone transition costs shareholder activism and the strategic review process that concluded in May 2024. Reconciliations to GAAP provided in Appendix

Home Health Segment Results – YTD 2024

($ in millions)	Year-To-Date		
	2024	2023	'24 vs. '23
Net service revenue:			
Medicare	$484.6	$557.4	(13.1)%
Non-Medicare	331.2	283.0	17.0 %
Private duty[1]	9.0	9.7	(7.2)%
Home Health net service revenue	**824.8**	850.1	(3.0)%
Cost of service	428.2	439.0	(2.5)%
Gross margin	*48.1 %*	*48.4 %*	
General and administrative expenses	235.4	240.6	(2.2)%
Other income	—	(0.2)	28.6 %
Net income attributable to noncontrolling interests	1.8	1.4	(100.0)%
Adjusted EBITDA	**$159.4**	$169.3	(5.8)%
% Adj. EBITDA margin	*19.3 %*	*19.9 %*	
Operational metrics (actual amounts)			
Medicare:			
Admissions	**96,502**	106,805	(9.6)%
Recertifications	**66,692**	78,113	(14.6)%
Completed episodes	**162,761**	185,414	(12.2)%
Average daily census	**20,447**	23,597	(13.3)%
Visits	**2,351,316**	2,715,380	(13.4)%
Visits per episode	**14.4**	14.6	(1.4)%
Revenue per episode	**$2,977**	$3,006	(1.0)%
Non-Medicare:			
Admissions	**120,850**	100,643	20.1%
Recertifications	**55,729**	51,767	7.7%
Average daily census	**20,540**	18,253	12.5%
Visits	**2,239,048**	2,020,714	10.8%
Total:			
Admissions	**217,352**	207,448	4.8%
Same-store total admissions growth			*4.5%*
Recertifications	**122,421**	129,880	(5.7)%
Same-store total recertifications growth			*(5.9)%*
Average daily census	**40,987**	41,850	(2.1)%
Visits	**4,590,364**	4,736,094	(3.1)%
Visits per episode	**14.2**	14.6	(2.7)%
Cost per visit	**$93**	$91	2.2%
Revenue per patient day	**$55.0**	$55.7	(1.3)%
Cost per patient day	**$28.6**	$28.7	(0.7)%

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Enhabit Home Health & Hospice

Reconciliations to GAAP provided in Appendix

30

Enhabit Home Health & Hospice 31 Hospice Segment Results – YTD 2024 ($ in millions) Year-To-Date '24 vs. '232024 2023 Net service revenue $210.0 $196.2 7.0 % Cost of service 102.6 96.6 6.2 % Gross margin 51.1% 50.8 % General and administrative expenses 65.5 63.4 3.3 % Net income attributable to noncontrolling interests 0.4 0.1 300.0 % Adjusted EBITDA $41.5 $36.1 15.0% % Adj. EBITDA margin 19.8% 18.4 % Operational metrics (actual amounts) Total admissions 12,025 11,713 2.7 % Same-store total admissions growth 0.5 % Patient days 1,304,878 1,256,081 3.9 % Discharged average length of stay 105 108 (2.8) % Average daily census 3,565 3,441 3.6 % Revenue per patient day $160.9 $156.2 3.0 % Cost per patient day $78.6 $76.9 2.2 % Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 32 Payer Sources As a % of Revenue Fourth Quarter Fiscal Year Consolidated 2024 2023 2024 2023 Medicare 66.8% 68.5% 66.8% 71.5% Medicare Advantage 22.5% 19.5% 23.0% 19.0% Managed Care 9.2% 10.6% 9.1% 8.2% Medicaid 1.3% 1.3% 0.9% 1.2% Other 0.2% 0.1% 0.2% 0.1% Total 100.0% 100.0% 100.0% 100.0% Home Health Medicare 58.5% 62.5% 58.8% 65.6% Medicare Advantage 29.0% 24.3% 28.8% 23.4% Managed Care 11.1% 11.6% 11.1% 9.5% Medicaid 1.2% 1.5% 1.1% 1.4% Other 0.2% 0.1% 0.2% 0.1% Total 100.0% 100.0% 100.0% 100.0% Hospice Medicare 95.7% 93.1% 98.3% 97.1% Managed Care(1) 2.4% 6.5% 1.7% 2.5% Medicaid 1.9% 0.4% —% 0.4% Total 100.0% 100.0% 100.0% 100.0% (1) Growth in hospice Managed Care revenue in Q4 2023 is attributed to an increase in hospice non-Medicare patient revenue and the impact of changes in our estimated recoverability of net service revenue.

Enhabit Home Health & Hospice 33 EPS Calculation: Q4 2024 ($ in millions, except per share amounts) Adjusted EPS – Q4 2024 As Reported Impairment of Goodwill Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations Income Tax Adjustments(3) As Adjusted(4) Adjusted EBITDA(1) $25.1 $— $— $— $25.1 Interest expense and amortization of debt discounts and fees (10.1) — — — (10.1) Depreciation and amortization (7.9) — — — (7.9) Gain on disposal of assets 0.2 — — — 0.2 Impairment of goodwill (53.8) 53.8 — — — Stock-based compensation (3.9) — — — (3.9) Unusual or nonrecurring items that are not typical of ongoing operations(2) (1.1) — 1.1 — — Loss (income) before income taxes (51.5) 53.8 1.1 — 3.4 Benefit from (provision for) income taxes 5.5 (9.3) (0.2) 3.0 (1.0) Net income (loss) attributable to Enhabit, Inc. $(46.0) $44.5 $0.9 $3.0 $2.4 Diluted EPS $(0.92) $0.89 $0.02 $0.06 $0.04 Diluted shares 50.2 50.5 (1) Reconciliation to GAAP provided on slides 37 and 38. (2) Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance. (3) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation and the effect of a valuation allowance recorded against a portion of our deferred tax assets. (4) Adjusted diluted EPS may not sum due to rounding. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 34 EPS Calculation: Q4 2023 ($ in millions, except per share amounts) Adjusted EPS – Q4 2023 As Reported Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations Income Tax Adjustments(3) As Adjusted(4) Adjusted EBITDA(1) $25.2 $— $— $25.2 Interest expense and amortization of debt discounts and fees (12.3) — — (12.3) Depreciation and amortization (7.7) — — (7.7) Stock-based compensation (1.7) — — (1.7) Unusual or nonrecurring items that are not typical of ongoing operations(2) (11.4) 11.4 — — (Loss) income before income taxes (7.9) 11.4 — 3.5 Benefit from (provision for) income taxes 1.5 (2.2) 0.3 (0.4) Net (loss) income attributable to Enhabit, Inc. $(6.4) $9.2 $0.3 $3.1 Diluted EPS $(0.13) $0.18 $0.01 $0.06 Diluted shares 50.0 50.0 (1) Reconciliation to GAAP provided on slides 37 and 38. (2) Unusual or nonrecurring items in the three months ended December 31, 2023 include costs associated with nonroutine litigation, the strategic review process that concluded in May 2024, and restructuring activities. (3) Income tax adjustments include revisions to the estimates of tax balances as of the Separation date and the effect of permanent book-tax differences attributable to stock-based compensation. (4) Adjusted diluted EPS may not sum due to rounding. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 35 EPS Calculation: 2024 ($ in millions, except per share amounts) Adjusted EPS – 2024 As Reported Impairment of Goodwill Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations Income Tax Adjustments(3) As Adjusted(4) Adjusted EBITDA(1) $100.1 $— $— $— $100.1 Interest expense and amortization of debt discounts and fees (42.9) — — — (42.9) Depreciation and amortization (31.5) — — — (31.5) Gain on disposal of assets 0.7 — — — 0.7 Impairment of goodwill (161.7) 161.7 — — — Stock-based compensation (11.7) — — — (11.7) Unusual or nonrecurring items that are not typical of ongoing operations (2) (13.2) — 13.2 — — (Loss) income before income taxes (160.2) 161.7 13.2 — 14.7 Benefit from (provision for) income taxes 4.0 (20.3) (3.4) 15.8 (3.9) Net (loss) income attributable to Enhabit, Inc. $(156.2) $141.4 $9.8 $15.8 $10.8 Diluted EPS $(3.11) $2.82 $0.20 $0.31 $0.21 Diluted shares 50.2 50.4 (1) Reconciliation to GAAP provided on slides 37 and 38. (2) Unusual or nonrecurring items in the year ended December 31, 2024 include costs associated with shareholder activism, the strategic review process that concluded in May 2024, nonroutine litigation, and severance. (3) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation and the effect of a valuation allowance recorded against a portion of our deferred tax assets. (4) Adjusted diluted EPS may not sum due to rounding. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 36 EPS Calculation: 2023 Reconciliations to GAAP provided in Appendix ($ in millions, except per share amounts) Adjusted EPS – 2023 As Reported Impairment of Goodwill Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations Income Tax Adjustments(3) As Adjusted(4) Adjusted EBITDA(1) $97.6 $— $— $— $97.6 Interest expense and amortization of debt discounts and fees (43.0) — — — (43.0) Depreciation and amortization (30.9) — — — (30.9) Gain on disposal of assets 0.3 — — — 0.3 Impairment of goodwill (85.8) 85.8 — — — Stock-based compensation (8.9) — — — (8.9) Unusual or nonrecurring items that are not typical of ongoing operations(2) (21.2) — 21.2 — — (Loss) income before income taxes (91.9) 85.8 21.2 — 15.1 Benefit from (provision for) income taxes 11.4 (11.1) (5.1) 0.9 (3.9) Net (loss) income attributable to Enhabit, Inc. $(80.5) $74.7 $16.1 $0.9 $11.2 Diluted EPS $(1.61) $1.50 $0.32 $0.02 $0.22 Diluted shares 49.9 49.9 (1) Reconciliation to GAAP provided on slides 37 and 38. (2) Unusual or nonrecurring items in the year ended December 31, 2023 include costs associated with nonroutine litigation, restructuring activities, one-time standalone transition costs, shareholder activism and the strategic review process that concluded in May 2024. (3) Income tax adjustments include revisions to the estimates of tax balances as of the Separation date and the effect of permanent book-tax differences attributable to stock-based compensation. (4) Adjusted diluted EPS may not sum due to rounding.

Enhabit Home Health & Hospice 37 Reconciliation of Net Loss to Adjusted EBITDA – Consolidated ($ in millions) Fourth Quarter YTD 2024 2023 2024 2023 Net loss $(45.8) $(5.9) $(154.0) $(79.0) Interest expense and amortization of debt discounts and fees 10.1 12.3 42.9 43.0 Benefit from income taxes (5.5) (1.5) (4.0) (11.4) Depreciation and amortization 7.9 7.7 31.5 30.9 Gain on disposal of assets (0.2) — (0.7) (0.3) Impairment of goodwill 53.8 — 161.7 85.8 Stock-based compensation 3.9 1.7 11.7 8.9 Net income attributable to noncontrolling interests (0.2) (0.5) (2.2) (1.5) Unusual or nonrecurring items that are not typical of ongoing operations(1) 1.1 11.4 13.2 21.2 Adjusted EBITDA $25.1 $25.2 $100.1 $97.6 (1) Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance; the year ended December 31, 2024 also includes costs associated with shareholder activism and the strategic review process that concluded in May 2024; in the three months ended December 31, 2023, they include costs associated with nonroutine litigation, the strategic review process that concluded in May 2024, and restructuring activities; the year ended December 31, 2023 also includes costs associated with one-time standalone transition costs and shareholder activism. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 38 Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA ($ in millions) Fourth Quarter YTD 2024 2023 2024 2023 Net cash provided by operating activities $(4.1) $2.8 $51.2 $48.4 Interest expense excluding amortization of debt discounts and fees 9.7 11.2 41.4 40.9 Current portion of (benefit from) provision for income taxes 0.2 (3.0) 1.7 0.2 Change in assets and liabilities, excluding derivative instrument 18.4 3.1 (5.2) (11.9) Net income attributable to noncontrolling interests (0.2) (0.5) (2.2) (1.5) Unusual or nonrecurring items that are not typical of ongoing operations 1.1 11.4 13.2 21.2 Other — 0.2 — 0.3 Adjusted EBITDA $25.1 $25.2 $100.1 $97.6 (1) Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance; the year ended December 31, 2024 also includes costs associated with shareholder activism and the strategic review process that concluded in May 2024; in the three months ended December 31, 2023, they include costs associated with nonroutine litigation, the strategic review process that concluded in May 2024, and restructuring activities; the year ended December 31, 2023 also includes costs associated with one-time standalone transition costs and shareholder activism. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 39 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow PLACE HOLDER – WILL NEED: • EBITDA to Net income • Adjusted EPS to reported EPS and Net income ($ in millions) Fourth Quarter YTD 2024 2023 2024 2023 Net cash provided by operating activities $(4.1) $2.8 $51.2 $48.4 Unusual or nonrecurring items that are not typical of ongoing operations(1) 1.1 11.4 13.2 21.2 Capital expenditures for maintenance (0.6) 0.2 (3.7) (3.4) Other working capital adjustments (0.7) (2.5) (3.5) (4.2) Distributions paid to noncontrolling interests of consolidated affiliates (1.5) (0.7) (3.7) (3.2) Adjusted free cash flow $(5.8) $11.2 $53.5 $58.8 (1) Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance; the year ended December 31, 2024 also includes costs associated with shareholder activism and the strategic review process that concluded in May 2024; in the three months ended December 31, 2023, they include costs associated with nonroutine litigation, the strategic review process that concluded in May 2024, and restructuring activities; the year ended December 31, 2023 also includes costs associated with one-time standalone transition costs and shareholder activism. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 40 Reconciliation of Gross Margin to Adjusted EBITDA Margin Fourth Quarter YTD 2024 2023 2024 2023 Gross margin as a percentage of revenue 48.5% 48.8% 48.7% 48.8 % General and administrative expenses (40.5) % (43.9) % (41.2) % (42.2) % Gains on disposal of assets (0.1) % — % (0.1) % — % Stock-based compensation 1.5% 0.6% 1.1% 0.8 % Noncontrolling interests (0.1) % (0.2) % (0.2) % (0.1) % Unusual or nonrecurring items that are not typical of ongoing operations(1) 0.4% 4.4% 1.3% 2.0 % Adjusted EBITDA Margin 9.7% 9.7% 9.7% 9.3% (1) Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance; the year ended December 31, 2024 also includes costs associated with shareholder activism and the strategic review process that concluded in May 2024; in the three months ended December 31, 2023, they include costs associated with nonroutine litigation, the strategic review process that concluded in May 2024, and restructuring activities; the year ended December 31, 2023 also includes costs associated with one-time standalone transition costs and shareholder activism. Reconciliations to GAAP provided in Appendix